UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

December 16, 2005

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 16, 2005, News America Incorporated, a subsidiary of News Corporation (the “Company”) and Roger Ailes entered into an Amended and Restated Employment Agreement effective as of August 15, 2005 (the “Agreement”). Under the terms of the Agreement, Mr. Ailes will serve for a five year term as Chairman and Chief Executive Officer of Fox News Channel (the “News Channel”) and Fox Business Channel (the “Business Channel”), Chairman of Fox Television Stations (“FTS”) and Twentieth Century Fox Television (Syndication) (“TCFTV”) and Editor-in-Chief of Fox News.com. Each of the News Channel, the Business Channel, FTS, TCFTV and Fox News.com are subsidiaries of the Company.

Pursuant to the terms of the Agreement, Mr. Ailes shall receive a base salary at an annual rate of $5,000,000 and an annual bonus of at least $1,000,000. Mr. Ailes will also be eligible to receive annual special performance-based bonuses based on the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the News Channel (the “News Channel Bonus”). The bonus payable amounts range from $0 to $6.5 million based on the EBITDA targets set forth in the Agreement.

Upon signing of the Agreement, Mr. Ailes received a one-time grant of 333,333 restricted stock units (“Bonus RSUs”), which vest in five, equal annual installments, beginning on August 15, 2006. The Bonus RSUs may be paid, at the Company’s discretion, in shares of the Company’s Class A Common Stock (“Common Stock”), in cash equal to the value of the shares of Common Stock subject to the Bonus RSUs or in a combination of cash and shares of Common Stock. In addition, Mr. Ailes will be entitled to receive bonus shares of Common Stock (“Bonus Stock”) as performance-based compensation upon the occurrence of certain milestones relating to the Business Channel.

Pursuant to the terms of the Agreement, Mr. Ailes will be entitled to participate in any equity, profit-sharing, pension, group medical, dental, disability and life insurance and other similar benefit plans presently in effect or to be adopted by the Company that are applicable to the highest level of senior executives of the Company. In addition, Mr. Ailes will be entitled to participate in, and the Company will pay for, group medical, dental, disability and life insurance and other similar benefit plans presently in effect or to be adopted by the Company that is applicable to the highest level of senior executives of the Company during his lifetime.

The Agreement provides Mr. Ailes with the use of an automobile and driver, use of the Company jet or charter jet for business travel and security services.

If Mr. Ailes’ employment is terminated by reason of his death, his estate or beneficiaries shall be entitled to: (i) his base salary through the date of death; (ii) the full minimum bonus for the fiscal year in which his death occurs and one-half of the minimum bonus for the next fiscal year; (iii) exercise any stock options, including any unvested stock options which shall immediately vest as of the date of death, for a period of twelve months following the date of death; (iv) payment of any unvested Bonus RSUs and Bonus Stock; and (v) any other or additional benefits in accordance with applicable plans or programs of the Company.

If Mr. Ailes’ employment is terminated by reason of his disability (as defined in the Agreement), he shall be entitled to: (i) his base salary through the one year anniversary of the date of termination; (ii) the full minimum bonus for the fiscal year in which termination occurs and one-half of minimum bonus for the next fiscal year; (iii) the right to exercise any stock options, including any unvested stock options which shall immediately vest as of the date of termination, for a period of twelve months following the date of termination; (iv) payment of any unvested Bonus RSUs and Bonus Stock; (v) continued participation for life in medical, dental, hospitalization and life insurance coverage and in all other employee plans and programs in which he was participating on the date of termination in accordance with the terms of such plans; and (vi) any other or additional benefits in accordance with applicable plans and programs of the Company.

If Mr. Ailes’ employment is terminated for cause (as defined in the Agreement), Mr. Ailes shall be entitled to receive his full base salary through the date of termination.

If Mr. Ailes’ employment is terminated other than for death, disability or cause, Mr. Ailes will be entitled to: (i) his base salary plus the applicable minimum bonus for the period from the date of termination to the end of the original term of the Agreement; (ii) a payment equal to one-half of each of the high end target News Channel Bonus payments for the period from the date of termination to the end of the original term of the Agreement,; (iii) the right to exercise any stock options, including any unvested stock options which shall immediately vest as of the date of termination, for a period of twelve months following the date of termination; and (iv) payment of any unvested Bonus RSUs and Bonus Stock.

A copy of the Agreement is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, effective as of August 15, 2005, between News America Incorporated and Roger Ailes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/S/ LAWRENCE A. JACOBS
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: December 20, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, effective as of August 15, 2005, between News America Incorporated and Roger Ailes.